Exhibit 99.1

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FOR IMMEDIATE RELEASE

For additional information from Infinity, Inc., please contact:
Stanton E. Ross, President/CEO
(620) 431-6200
James W. Dean, Vice President, Strategic & Corporate Development
(720) 932-7800
www.infinity-res.com

Infinity, Inc. Reports Full-Year and Fourth Quarter 2004 Results

Company Posts Annual Records for Revenues, Gross Profit and EBITDA

DENVER and CHANUTE, Kan. — (PR Newswire) — March 30, 2005 — Infinity, Inc. (NASDAQ: IFNY) today announced its results for the three months and twelve months ended December 31, 2004. Financial and operational tables for the three months and twelve months follow this commentary.

Twelve Month Results

Infinity reported record revenue of $21.0 million for the year ended December 31, 2004, a 15% increase over the previous record of $18.2 million in the prior year. Gross profit for 2004 was $10.5 million, a 15% increase over the previous record $9.1 million in the prior year. The net loss for 2004 was $4.6 million (or $0.49 per basic and diluted share), which included amortization of loan costs of $2.1 million and a non-cash ceiling writedown of oil and gas properties of $4.1 million, offset by a net gain on the sales of other assets of $2.8 million. For the previous year, the net loss was $9.9 million (or $1.23 per basic and diluted share), which included amortization of loan costs of $6.2 million and a non-cash ceiling writedown of oil and gas properties of $3.0 million.

EBITDA (earnings before interest, income taxes, depreciation, depletion and amortization expenses, gains and losses on the sale of other assets, and ceiling writedown of oil and gas properties) for 2004 was a record $5.2 million, a 33% increase over the previous record EBITDA of $3.9 million in the prior year. A reconciliation of net income to EBITDA, a non-GAAP (generally accepted accounting principles) financial measure, is provided in the financial tables following this commentary.

Three Month Results

Infinity reported revenue of $5.8 million for the three months ended December 31, 2004, a 32% increase over the $4.4 million in the prior year period. Gross profit for the three months was $2.8 million, a 28% increase over the $2.2 million in the prior year period. The net loss for the three months was $4.9 million (or $0.49 per basic and diluted share), which included amortization of loan costs of $0.4 million and a non-cash ceiling writedown of oil and gas properties of $4.1 million. For the previous

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year period, the net loss was $4.6 million (or $0.56 per basic and diluted share), which included amortization of loan costs of $0.9 million and a non-cash ceiling writedown of oil and gas properties of $3.0 million.

EBITDA for the three months was $1.5 million, a 74% increase over the $0.9 million in the prior year period. A reconciliation of net income to EBITDA is provided in the financial tables following this commentary.

Operations

Oilfield services, provided by Consolidated Oil Well Services, Inc. (“Consolidated”), generated record revenue of $14.7 million in 2004, a 27% increase over the $11.6 million in the prior year. For the fourth quarter of 2004, Consolidated generated revenue of $4.3 million, a 41% increase over the $3.1 million in the prior year period. Consolidated performed 5,109 cementing, acidizing and fracturing jobs during 2004, a 22% increase over the 4,171 jobs in the prior year. For the fourth quarter of 2004, Consolidated performed 1,404 cementing, acidizing and fracturing jobs, a 34% increase over the 1,047 jobs in the prior year period.

Exploration and production operations produced 1.2 billion cubic feet of natural gas equivalent (Bcfe) during 2004, a decrease of 19% from the 1.4 Bcfe produced in the prior year. The Company produced 264 MMcfe during the fourth quarter of 2004, an increase of 1% over the 260 MMcfe produced in the prior year period. Infinity also generated revenue of $6.2 million during 2004, a 5% decrease from the $6.6 million in the prior year. For the fourth quarter of 2004, Infinity generated revenue of $1.4 million, an 11% increase over the $1.3 million in the prior year period.

Balance Sheet and Statement of Cash Flows

At December 31, 2004, Infinity had cash and equivalents of $3.1 million, a net working capital surplus of $0.3 million and indebtedness of $25.6 million, as compared to cash and equivalents of $0.7 million, a working capital deficit of $2.2 million and indebtedness of $28.0 million at December 31, 2003. Subsequent to December 31, 2004, Infinity issued $30 million in senior secured notes, with net proceeds after repayment of debt, fees and expenses of approximately $18.5 million, and has received approximately $4.0 million of cash proceeds from the exercises of options and warrants. In addition, approximately $8.4 million of the convertible debt outstanding at December 31, 2004 has converted into approximately 1.3 million shares of common stock between January 1 and March 22, 2005. Approximately $5.6 million of the 7% subordinated convertible notes remain outstanding as of March 22, 2005 and will be redeemed on April 22, 2005, if not converted prior.

Net cash provided by operating activities in 2004 increased by 92% from $2.8 million to $5.5 million. Net cash used in investing activities in 2004 increased by 44% from

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$6.9 million to $9.9 million, including a $5.5 million, or 88%, increase in exploration and production capital expenditures from $6.3 million to $11.8 million. Net cash provided by financing activities in 2004 increased by 74% from $3.9 million to $6.8 million.

Management’s Comments

Stanton E. Ross, Infinity President and Chief Executive Officer, said: “The financial results for the fourth quarter and 2004 reflect a continuing improvement in financial results and financial condition for Infinity. Our oilfield service operations continue to show strong operational and financial results. We look forward to seeing a markedly increased contribution from our exploration and production arm during 2005 as we expect initial production from our Fort Worth Basin operations and our Sand Wash fractured Niobrara oil play and we continue to drill and complete exploration and development wells in Texas and the Rockies.”

About Infinity, Inc.

Infinity, Inc., through its wholly-owned subsidiaries Infinity Oil & Gas of Wyoming, Inc. and Infinity Oil and Gas of Texas, Inc., is an independent energy company engaged in the exploration, development and production of natural gas and oil and the operation and acquisition of natural gas and oil properties. The current operations of Infinity Oil and Gas of Texas are focused on its exploratory drilling program in the Fort Worth Basin of Texas. The current operations of Infinity Oil & Gas of Wyoming are principally focused on its producing Wamsutter Arch Pipeline Field and its Labarge Field, both of which are located in the Greater Green River Basin in southwest Wyoming and its exploration and development rights in the Sand Wash and Piceance Basins principally in northwest Colorado. Infinity, Inc. provides oilfield services through its wholly-owned subsidiary, Consolidated Oil Well Services, Inc., with operations principally focused in the Mid-Continent region. The Company’s common stock is listed on the NASDAQ National Market under the symbol “IFNY.”

Forward-looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements in this press release include our expectation regarding commencement of initial production in the Fort Worth and Sand Wash Basins in 2005 and that we expect markedly increased financial and operating result contributions from our continuing exploration and production operations. Factors that could cause or contribute to such differences include, but are not limited to, operating risks and problems, the results of drilling, decreases in the prices of oil and gas, a reduction in demand for and/or competition in oilfield services, increases in interest rates, liquidity and capital requirements, and other risks described under “Risk Factors” in the Company’s Annual

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Report on Form 10-K and in the Company’s periodic reports filed with the Securities and Exchange Commission.

You can find the Company’s filings with the Securities and Exchange Commission at www.infinity-res.com or at www.sec.gov. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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INFINITY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31,
	2004	2003
Assets
Current assets
Cash and cash equivalents	$3,051,986	$727,134
Accounts receivable, less allowance for doubtful accounts of $85,476 and $80,000	3,493,448	1,766,642
Current portion of note receivable	1,580,742	16,311
Inventories	286,365	351,197
Prepaid expenses and other	654,107	206,314
Derivative asset	—	97,624

Total current assets	9,066,648	3,165,222

Property and equipment, at cost, less accumulated depreciation	8,764,327	10,043,828
Oil and gas properties, using full cost accounting net of accumulated depreciation, depletion, amortization, and ceiling writedown of oil and gas properties
Subject to amortization	28,791,880	23,446,343
Not subject to amortization	15,595,508	12,715,834
Intangible assets, at cost, less accumulated amortization	1,497,076	3,952,989
Note receivable, less current portion	—	1,580,742
Other assets, net	332,824	361,320

Total assets	$64,048,263	$55,266,278

Liabilities and Stockholders’ Equity

Current liabilities
Note payable and current portion of long-term debt	$283,978	$1,762,777
Accounts payable	4,001,364	2,645,277
Accrued liabilities	4,496,412	966,769

Total current liabilities	8,781,754	5,374,823

Long-term liabilities
Production taxes payable	469,054	229,889
Asset retirement obligations	635,023	520,638
Long-term debt, less current portion	11,330,438	9,252,872
8% subordinated convertible notes payable	2,493,000	2,793,000
7% subordinated convertible notes payable	11,516,698	11,184,000
Note payable — related party	—	3,000,000

Total liabilities	35,225,967	32,355,222

Commitments and contingencies

Stockholders’ equity
Common stock, par value $.0001, authorized 300,000,000 shares, issued and outstanding 10,628,196 and 8,204,032 shares	1,063	820
Additional paid-in-capital	43,362,925	32,720,904
Accumulated other comprehensive income	—	97,624
Accumulated deficit	(14,541,692)	(9,908,292)

Total stockholders’ equity	28,822,296	22,911,056

Total liabilities and stockholders’ equity	$64,048,263	$55,266,278

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INFINITY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenue
Oilfield service operations	$4,338,550	$3,081,630	$14,720,979	$11,634,457
Exploration and production	1,431,777	1,292,552	6,267,453	6,589,281

Total revenue	5,770,327	4,374,182	20,988,432	18,223,738

Cost of sales
Oilfield service operations	2,254,040	1,666,797	7,890,375	6,222,919
Oil and gas production expenses	578,306	378,601	1,913,735	2,161,666
Oil and gas production taxes	163,965	169,034	722,157	758,827

Total cost of sales	2,996,311	2,214,432	10,526,267	9,143,412

Gross profit	2,774,016	2,159,750	10,462,165	9,080,326

General and administrative expenses	1,284,266	1,282,705	5,462,491	5,311,080
Depreciation, depletion, amortization and accretion	1,674,819	1,145,997	5,197,981	3,074,247
Ceiling writedown of oil and gas properties	4,100,000	2,975,000	4,100,000	2,975,000

	7,059,085	5,403,702	14,760,472	11,360,327

Operating loss	(4,285,069)	(3,243,952)	(4,298,307)	(2,280,001)

Other income (expense)
Interest income and other income	58,605	14,862	169,937	129,599
Amortization of loan costs	(422,531)	(898,364)	(2,097,329)	(6,200,633)
Interest expense and finance charges	(314,427)	(473,014)	(1,231,515)	(1,593,765)
Gain on sales of other assets	75,682	47,006	2,823,814	19,920

Total other income (expense)	(602,671)	(1,309,510)	(335,093)	(7,644,879)

Net loss before income taxes	(4,887,740)	(4,553,462)	(4,633,400)	(9,924,880)

Income tax (expense) benefit	—	—	—	—

Net loss	$(4,887,740)	$(4,553,462)	$(4,633,400)	$(9,924,880)

Basic and diluted net loss per share	$(0.49)	$(0.56)	$(0.49)	$(1.23)

Weighted average shares outstanding
(basic and diluted)	9,986,157	8,193,243	9,495,346	8,047,688

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INFINITY, INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flow

	For the Year Ended
	December 31,
	2004	2003
Cash flows from operating activities
Net loss	$(4,633,400)	$(9,924,880)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization, accretion and ceiling writedown	9,297,981	6,049,247
Amortization of loan costs included in interest expense	2,097,329	6,200,633
Gain on sales of other assets	(2,823,814)	(19,920)
Change in assets and liabilities:
(Increase) decrease in accounts receivable	(1,686,806)	(252,483)
(Increase) decrease in inventories	64,832	(10,980)
(Increase) decrease in prepaid expenses and other	(89,160)	(12,234)
Increase in accounts payable	1,525,618	32,758
Increase in accrued liabilities	1,709,944	782,391

	1,524,428	539,452

Net cash provided by operating activities	5,462,524	2,844,532

Cash flows from investing activities
Capital expenditures — exploration and production	(11,714,121)	(6,273,692)
Capital expenditures — oilfield services	(1,149,093)	(459,820)
Proceeds from sale of fixed assets — exploration and production	155,779	—
Proceeds from sale of fixed assets — oilfield services	4,653,771	104,911
Acquisitions — exploration and production, net of cash acquired	(516,239)	—
Acquisitions — oilfield services, net of cash acquired	(1,188,469)	—
Payments on note receivable	16,311	15,103
Increase in other assets	(199,813)	(288,093)

Net cash used in investing activities	(9,941,874)	(6,901,591)

Cash flows from financing activities
Proceeds from notes payable	295,000	—
Proceeds from borrowings on long-term debt	5,844,558	11,452,861
Proceeds from issuance of common stock	9,666,147	824,234
Equity issuance costs	(319,644)	—
Repayment of notes payable	(663,540)	—
Repayment of long-term debt	(8,018,319)	(8,359,919)

Net cash provided by financing activities	6,804,202	3,917,176

Net increase (decrease) in cash and cash equivalents	2,324,852	(139,883)

Cash and cash equivalents, beginning of period	727,134	867,017

Cash and cash equivalents, end of period	$3,051,986	$727,134

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INFINITY, INC. AND SUBSIDIARIES
Selected Operating and Financial Data by Operating Division

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Oilfield Service Statistics
(Dollars in millions)

Job type:
Cementing	790	564	3,059	1,955
Acidizing	355	292	1,260	1,201
Fracturing	259	191	790	1,015

Job revenues:
Cementing	$2.4	$1.7	$8.2	$4.8
Acidizing	0.4	0.4	1.4	1.4
Fracturing	1.9	1.3	6.0	6.1
Discounts	(0.4)	(0.4)	(0.9)	(0.7)

Exploration and Production Statistics
(Dollars in thousands)

Production Volumes:
Natural gas (MMcf)	218.0	197.1	953.4	1,080.5
Oil and condensate (MBbls)	7.6	10.5	33.7	57.7
Natural gas equivalents (MMcfe; 6:1)	263.6	260.1	1,155.4	1,426.4

Financial Results:
Natural gas revenue	$1,060.3	$973.9	$4,881.9	$4,830.5
Oil and condensate revenue	371.5	318.7	1,385.5	1,758.8
Total revenue	1,431.8	1,292.6	6,267.5	6,589.3
Production expenses	578.3	375.8	1,913.7	2,161.7
Production taxes	164.0	164.4	722.2	758.8

Financial Results, per Mcfe:
Natural gas revenue	$4.86	$4.94	$5.12	$4.47
Oil and condensate revenue	48.88	30.37	41.15	30.51
Natural gas equivalent revenue	5.43	4.97	5.42	4.62

Production expenses	$2.19	$1.44	$1.66	$1.52
Production taxes	0.62	0.63	0.63	0.53

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INFINITY, INC. AND SUBSIDIARIES
Non-GAAP Disclosures: Reconciliation of Net Loss to EBITDA (1)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net loss	$(4,887,740)	$(4,553,462)	$(4,633,400)	$(9,924,880)
Adjustments:
Depreciation, depletion, amortization, accretion and ceiling writedown of oil and gas properties	6,197,350	5,019,361	11,395,310	12,249,880
Interest expense	314,427	473,014	1,231,515	1,593,765
(Gain) on sale of other assets	(75,682)	(47,006)	(2,823,814)	(19,920)
Income tax expense (benefit)	—	—	—	—

EBITDA	$1,548,355	$891,907	$5,169,611	$3,898,845

(1) In this press release, the term “EBITDA” is used. EBITDA is equivalent to earnings before interest, income taxes, depreciation, depletion and amortization expenses, gains and losses on the sale of other assets, and ceiling writedown of oil and gas assets. Infinity’s management believes EBITDA is an important financial measurement tool that provides information about the Company’s ability to service or incur indebtedness, and pay for its capital expenditures. This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be equivalent to similarly titled measures of other companies.

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